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                    [LETTERHEAD OF DR. MOHAMED AL-AMRI & CO]



                                                                   Exhibit 23.14



To
Al-Awsat International
Transport Company Limited
Jeddah,
Saudi Arabia



    We refer to our certificate dated November 9, 1996 to you on the subject of Al-Awsat International Transport Company Limited audit for the period ended December 31, 1993, and years ended December 31, 1994 and 1995.



    The aforementioned audits performed by us were in accordance with generally accepted auditing standards (GAAS) relevant to Saudi Arabia and are substantially consistent with GAAS of United States of America.



For Dr. Mohamed Al-Amri & Co.



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
/S/ MOHAMED A. AL-AMRI
----------------------------------------
Dr. Mohamed A. Al-Amri
Certified Public Accountant                December 26, 1996 (G)
Registration No. 60                        Rajab, 1417 (H)
                                           Jeddah, Saudi Arabia

                                           First issued on
                                           December 9, 1996
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